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                                                                    EXHIBIT 99.1

[LOGO] Georgia-Pacific                                   News

Georgia-Pacific Corporation

133 Peachtree Street, N.E.                                 Release No. C-1652
Atlanta, Georgia 30303
                                                           January 26, 2001

                                                           Media Contact:
                                                           Greg Guest
                                                           (404) 652-4739


                         GEORGIA-PACIFIC GROUP REPORTS
                         -----------------------------
                   FOURTH QUARTER AND FULL YEAR 2000 RESULTS
                   -----------------------------------------

     ATLANTA -- Georgia-Pacific Group (NYSE:GP) today reported a net loss of $187 million (98 cents diluted loss per share) for the three months ended Dec. 30, 2000, compared with net income of $175 million ($1 diluted earnings per share) for fourth quarter 1999. Fourth quarter results were negatively impacted by one-time unusual charges and poor market conditions that necessitated production downtime across the company's businesses.

     For the quarter, the company incurred one-time unusual after-tax charges of $184 million (96 cents diluted loss per share) resulting primarily from a write-down of the Georgia-Pacific Tissue assets and closure of a paper mill at Kalamazoo, Mich. Excluding unusual charges, Georgia-Pacific Group, the manufacturing and distribution business of Georgia-Pacific Corp., recorded a net loss of $3 million (2 cents diluted loss per share) for fourth quarter 2000.

     The results also include the impact of the purchase of Fort James Corp. and related interest on acquisition debt that reduced net income by $23 million (12 cents per share).

     Georgia-Pacific Group's net income for the full year 2000 was $343 million ($1.94 diluted earnings per share) versus net income of $716 million ($4.07 diluted earnings per share) a year ago. Excluding unusual items, net income was $512 million ($2.89 diluted earnings per share).

     Within Georgia-Pacific Group's pulp and paper businesses, the containerboard and packaging segment reported operating profits of $99 million for the fourth quarter 2000 versus fourth quarter 1999 operating profits of $130 million.

     The group's consumer products segment, consisting of its retail and away-from-home tissue businesses previously included in the group's former pulp and paper segment, recorded an operating profit of $64 million, excluding a pre-tax loss of $204 million for the write-down of assets of the Georgia-Pacific Tissue away-from-home tissue business that will be sold during first quarter 2001. This compares with an operating profit of $57 million in the same period of 1999.

     The group's bleached pulp and paper segment reported operating profits of $111 million, excluding a pre-tax loss of $57 million relating to the closure of the Kalamazoo paper mill. This compares with $102 million in the same quarter of 1999. The segment now is comprised of the company's pulp, bleached board and communication papers businesses, and its Unisource paper distribution business, which previously was reported separately as the paper distribution segment.


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[LOGO] Georgia-Pacific                                   News

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     In the fourth quarter, the group's building products segment recorded an operating loss of $49 million compared with operating profits of $200 million in the same 1999 period. This segment includes the company's building products manufacturing and distribution operations, which previously were reported as separate business segments.

     "Despite our efforts to match production with demand during the fourth quarter, we were unable to overcome the effects of the slowing U.S. economy and higher energy costs as well as overwhelming declines in building products prices," said A.D. "Pete" Correll, chairman and chief executive officer. "Late in the fourth quarter, we began to experience weak market conditions that could persist for the next several months."

     For the full year of 2000, Georgia-Pacific Group's containerboard and packaging segment reported operating profits of $512 million compared with operating profits of $324 million in 1999. The consumer products segment's full-year operating profit in 2000 was $233 million, before one-time charges, compared with $170 million a year earlier. The bleached pulp and paper segment recorded full-year operating profits in 2000 of $525 million, before one-time charges, versus $145 million in 1999.

     For the full year, the building products segment recorded an operating profit of $377 million in 2000 compared with operating profits of $1.2 billion in 1999.

     Georgia-Pacific Group's total net sales in 2000 were $22.1 billion, compared with $18.4 billion in 1999. The group made capital expenditures for plant, property and equipment of $906 million for the year, including $39 million made by the former Fort James facilities. In addition, it paid approximately $6.1 billion in cash for acquisitions in 2000. Georgia-Pacific Group's debt at year's end was $15.2 billion.

     Correll said, "Demand for our products fell rapidly during the fourth quarter, especially in December, and manufacturing facilities within our system took significant downtime. For example, we curtailed gypsum production by approximately 34 percent, lumber production by approximately 20 percent and containerboard production by about 9 percent, the equivalent of 88,000 tons. We also closed a non-competitive, white paper mill that produced approximately 140,000 tons annually.

     "The erosion in building products prices continued during the quarter. When comparing the full year of 2000 with the full year of 1999, average selling prices were down between 12 and 18 percent in oriented strand board, plywood, gypsum wallboard and softwood lumber.

     "In addition, higher energy costs, especially among our Western facilities, impacted profitability even further.

     "Looking ahead, we expect market conditions to remain depressed in nearly all our businesses with the exception of consumer products, which we believe will weather the current economic downturn. This reinforces our view that the expansion of our consumer products business will be an effective counterbalance to the cyclical nature of other parts of our asset base. We are optimistic about this segment as we strengthen our existing consumer tissue brands, bring new products to market and continue to achieve efficiencies between Georgia-Pacific and the former Fort James operations.

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[LOGO] Georgia-Pacific                                   News

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     "Given the prevailing economic conditions, we do not anticipate significant first quarter improvement in demand or pricing in our containerboard and packaging, and bleached pulp and paper segments. However, we believe our strategy to differentiate ourselves with customers is working, and we continue to see growth in higher-margin products in these businesses. In addition, our integration of Unisource continues as we more closely align our paper sales and marketing forces into a more cohesive unit that sells more but with fewer operating costs.

     "In building products, we also expect conditions to remain depressed in the first quarter with the potential for improvement toward normal seasonal levels as the second half of 2001 approaches, depending upon more favorable economic conditions. Chronic over-supply in North American building products remains the greatest concern in this segment.

     "Despite our disappointing fourth quarter results, we believe 2000 was a watershed year for Georgia-Pacific because of the dramatic steps we took to transform our company to compete in higher value segments. The impending divestiture of Georgia-Pacific Tissue, the proposed merger of The Timber Company with Plum Creek Timber Co. and sales of other targeted businesses will move us even closer toward our desired business portfolio and capital structure.

     "In the year ahead, we expect our business mix to continue to shift toward one dominated by products that are closer to the ultimate consumer, and products and services that are valued for more than their pure utility. Our shareholders, customers and employees will see a remarkably different Georgia-Pacific in the future," Correll concluded.

     Also today, Georgia-Pacific Corp. provided consolidated results for Georgia-Pacific Group and The Timber Company for the 2000 fourth quarter and yearend. The corporation recorded a consolidated net loss of $131 million for the three months ended Dec. 30, 2000, compared with consolidated net income of $380 million for the fourth quarter 1999. For the full year, the corporation recorded consolidated net income of $505 million versus consolidated net income of $1.1 billion in 1999. Total corporate sales in 2000 were $22.2 billion, versus $18.6 billion in 1999.

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Certain statements contained in this release, including statements regarding anticipated levels of demand and pricing for the group's segments and future economic conditions, are forward-looking statements (as such term is defined under the Private Securities Litigation Reform Act of 1995) based on current expectations. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the effect of general economic conditions on the demand for pulp, paper and building products, the corresponding level of demand for and cost of wood fiber, the effect of changes in the productive capacity of manufacturers of competitive products, the ability of the Corporation to integrate newly acquired businesses and to complete divestiture of other businesses, and other factors listed in Georgia-Pacific Corp.'s Securities and Exchange Commission filings, including its reports on Form 10-K for the year ended Jan. 1, 2000, and Form 10-Q for the quarters ended April 1, 2000, July 1, 2000 and Sept. 30, 2000.
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A tabulation of results for Georgia-Pacific Group follows:

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[LOGO] Georgia-Pacific                                   News

                                      -4-

                             GEORGIA-PACIFIC GROUP
                              Operating Highlights
                    (In millions, except per share amounts)
                                  (unaudited)

                                                            Three Months           Three Months
                                                                   Ended                  Ended
                                                       December 30, 2000        January 1, 2000
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
NET SALES TO UNAFFILIATED CUSTOMERS
Building products                                                 $1,642                 $2,060
Containerboard and packaging                                         640                    650
Bleached pulp and paper                                            2,212                  2,140
Consumer products                                                  1,020                    456
Other                                                                  1                      -
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Total net sales                                                   $5,515                 $5,306
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OPERATING PROFITS
Building products                                                 $  (49)                $  200
Containerboard and packaging                                          99                    130
Bleached pulp and paper                                               54                    102
Consumer products                                                   (140)                    57
Other                                                                (60)                   (88)
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Total operating (loss) profit                                        (96)                   401
Interest expense                                                    (197)                  (128)
Benefit (Provision) for income taxes                                 106                    (98)
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Net income                                                        $ (187)                $  175
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Basic per share:
Net (loss) income per share                                       $(0.98)                $ 1.02
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Diluted per share:
Net (loss) income per share                                       $(0.98)                $ 1.00
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Average number of shares outstanding:
Basic                                                              190.4                  171.4
Diluted                                                            190.4                  175.0
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
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[LOGO] Georgia-Pacific                                   News

                                      -5-

                             GEORGIA-PACIFIC GROUP
                              Operating Highlights
                    (In millions, except per share amounts)
                                  (unaudited)

                                                           Twelve Months          Twelve Months
                                                                   Ended                  Ended
                                                       December 30, 2000        January 1, 2000
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
NET SALES TO UNAFFILIATED CUSTOMERS
Building products                                                $ 7,959                $ 8,919
Containerboard and packaging                                       2,645                  2,446
Bleached pulp and paper                                            8,999                  5,501
Consumer products                                                  2,470                  1,550
Other                                                                  3                      2
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Total net sales                                                  $22,076                $18,418
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OPERATING PROFITS
Building products                                                $   377                $ 1,202
Containerboard and packaging                                         512                    324
Bleached pulp and paper                                              468                    145
Consumer products                                                     29                    170
Other                                                               (238)                  (251)
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Total operating profit                                             1,148                  1,590
Interest expense                                                    (595)                  (426)
Provision for income taxes                                          (210)                  (448)
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Net income                                                       $   343                $   716
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Basic per share:
Net income per share                                             $  1.95                $  4.17
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Diluted per share:
Net income per share                                             $  1.94                $  4.07
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Average number of shares outstanding:
Basic                                                              175.8                  171.8
Diluted                                                            176.9                  175.9
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


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[LOGO] Georgia-Pacific                                   News


                                      -6-
Notes to Operating Highlights
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1.      At the end of November 2000, the Corporation acquired Fort James
        Corporation ("Fort James"). Fort James' results of operations were consolidated with those of the Corporation beginning in the fiscal month of December 2000.

2. In conjunction with the acquisition of Fort James, Georgia-Pacific Group agreed to divest certain assets of the Georgia-Pacific Tissue business. During the fourth quarter of 2000, Georgia-Pacific Group incurred a $204 million loss ($129 million after tax, or $0.68 diluted earnings per share) for the write-down of the Georgia-Pacific Tissue assets that will be sold during the first quarter of 2001.

3. At the end of the second quarter of 1999, the Corporation acquired Unisource Worldwide, Inc. ("Unisource"), the largest independent marketer and distributor of printing and imaging paper and supplies in North America. Unisource's results of operations were consolidated with those of the Corporation beginning July 4, 1999.

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